HOST AMERICA CORPORATION
                             Two Broadway
                         Hamden, CT 06518-2697
                            (203) 248-4100
           -------------------------------------------------


                            PROXY STATEMENT

           -------------------------------------------------

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       To Be Held April 30, 1999

            TO THE SHAREHOLDERS OF HOST AMERICA CORPORATION

NOTICE HEREBY IS GIVEN that the Special Meeting of Shareholders of Host America Corporation, a Delaware corporation (the "Company") will be held at Two Broadway, Hamden, Connecticut 06518, on April 30, 1999, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. To approve the change in the Company's state of incorporation from Delaware to Colorado;
     2. To transact such other business as properly may come before the meeting or any adjournment thereof.

Only holders of the voting $.001 par value Common Stock and voting Series A Preferred Stock of the Company of record at the close of business on April 1, 1999 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

                                   GEOFFREY W. RAMSEY
                                   PRESIDENT
Hamden, Connecticut
April 1, 1999

                       HOST AMERICA CORPORATION
                             TWO BROADWAY
                         HAMDEN, CT 06518-2697
                            (203) 248-4100
                   --------------------------------

                            PROXY STATEMENT

                   --------------------------------

                    SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD APRIL 30, 1999


                           GENERAL INFORMATION
                           -------------------

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Host America Corporation, a Delaware corporation (the "Company"), for use at the Company's Special Meeting of Shareholders to be held at Two Broadway, Hamden, Connecticut 06518, on April 30, 1999, at 10:00 a.m., Eastern Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about April 5, 1999.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

                  SHARES OUTSTANDING AND VOTING RIGHTS
                  ------------------------------------

     All voting rights are vested exclusively in the holders of the Company's $.001 par value Common Stock and the voting Series A Preferred Stock, with each share entitled to one vote. Only shareholders of record at the close of business on April 1, 1999, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 1, 1999, the Company had 1,130,000 shares of its $.001 par value Common Stock outstanding and 700,000 Series A Preferred Stock, each share of which is entitled to one vote on all matters to be voted upon at the Meeting.

     A majority of the Company's outstanding Common Stock and Series A Preferred Stock represented in person or by proxy shall constitute a quorum at the Meeting.

                      SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT
                    --------------------------------

     The following table sets forth the number and percentage of shares of the Company's $.001 par value Common Stock owned beneficially, as of April 1, 1999, by any person who is known to the Company to be the beneficial owner of 5% or more of such Common Stock and Series A Preferred Stock and, in addition, by each Director of the Company and its subsidiaries and by all Directors and Officers of the Company and its subsidiaries as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                            Beneficial Ownership        Beneficial Ownership
                            Voting Common(1)(2)          Voting Preferred(2)
                           ---------------------       ----------------------
Name and Address           Shares        Percent       Shares         Percent
----------------           ------        -------       ------         -------

Geoffrey W. and            27,500 (3)      2.4%       225,000 (3)      32.1%
 Debra Ramsey
2 Broadway
Hamden, CT 06518-2697

David J. Murphy            23,700 (5)      2.1%       225,000 (5)      32.1%
2 Broadway
Hamden, CT 06518-2697

Anne L. Ramsey              1,400 (4)        *%             0             *
2 Broadway
Hamden, CT 06518-2697

Thomas P. and Irene        12,000 (6)        *%       100,000 (6)      14.3%
 Eagan
11 Woodhouse Avenue
Northford, CT 06472

Robert C. Vaughan               0 (7)        *        150,000 (7)      21.5%
2 Broadway
Hamden, CT 06518-2697

Patrick J. Healy              100            *              0             *
2 Broadway
Hamden, CT 06518-2697

John D'Antona                   0            *              0             *
2 Broadway
Hamden, CT 06518-2697

All Executive Officers
and Directors as a
group (7 persons)          64,700          5.7%       700,000         100.0%
_____________________
* Less than 1%

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed.
(2) Calculated on the basis that a total of 1,130,000 shares of Common Stock are issued and outstanding and 700,000 shares of voting Series
     A Preferred are outstanding.
(3) Mr. Ramsey is the beneficial owner of options to purchase 5,000 shares of Common Stock and of 225,000 shares of Series A Preferred which has full voting rights and converts after a five (5) year period to 225,000 shares of Common Stock. Additional shares of Common Stock may be issued earlier if certain performance goals are achieved.
(4) Ms. Ramsey is the beneficial owner of options to purchase 1,000 shares of Common Stock.
(5) Mr. Murphy is the beneficial owner of options to purchase 5,000 shares of Common Stock and of 225,000 shares of Series A Preferred which has full voting rights and converts after a five (5) year period to 225,000 shares of Common Stock. Additional shares of Common Stock may be issued earlier if certain performance goals are achieved.
(6) Mr. Eagan is the beneficial owner of options to purchase 1,000 shares of Common Stock and of 100,000 shares of Series A Preferred which has full voting rights and converts after a five (5) year period to 100,000 shares of Common Stock. Additional shares of Common Stock may be issued earlier if certain performance goals are achieved.
(7) Mr. Vaughan is the beneficial owner of 150,000 shares of Series A Preferred which has full voting rights and converts after a five (5) year period to 150,000 shares of Common Stock. Additional shares of Common Stock may be issued earlier if certain performance goals are achieved.

     There is no arrangement or understanding known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

         PROPOSAL 1 - APPROVAL OF THE CHANGE IN THE COMPANY'S
           STATE OF INCORPORATION FROM DELAWARE TO COLORADO


     For the reasons set forth below, the Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the Company's state of incorporation from the State of Delaware to the State of Colorado (the "Change in Incorporation"). The Board of Directors has approved the Change in Incorporation, which would be accomplished by merging the Company with and into Host America Corporation, a subsidiary of the Company incorporated in Colorado ("New Corporation"). Upon effectiveness of the merger, the Company's name will remain the same. The stockholders will be asked to approve the Change in Incorporation at the Special Meeting.

     The combined effect of the Articles and Bylaws of New Corporation, under Colorado law, will be similar in all material respects to the combined effect of the current corporate documents of the Company under Delaware law. Before voting on this proposal, stockholders are urged to read carefully the following sections of this Proxy Statement which describe the principal revisions and their purposes and effect.

PRINCIPAL REASONS FOR THE PROPOSED CHANGE IN INCORPORATION

     ELIMINATE DELAWARE FRANCHISE TAX PAYMENT. After considering the advantages and disadvantages of the proposed Change in Incorporation, the Board of Directors concluded that the benefits of moving its state of incorporation to Colorado outweighed the benefits and detriments of remaining in Delaware, primarily due to the continuing unnecessary expense of Delaware's annual franchise tax. The Company paid approximately $31,000 in franchise taxes in year 1998 to the State of Delaware and anticipates its 1999 tax would be approximately $37,000. There is no franchise tax for Colorado corporations. In comparison, a Colorado corporation currently is required to file a biennial report with a filing fee of $25. In light of these facts, and other circumstances considered, the Board of Directors believes it is in the best interests of the Company and its stockholders to change the state of incorporation from Delaware to Colorado.

     REVISION OF COLORADO CORPORATE LAW. The Company originally incorporated in Delaware to take advantage of that state's system of well-developed and flexible corporate laws. Since the time of the Company's incorporation in the State of Delaware, the laws of the State of Colorado have developed into a system of comprehensive and flexible corporate laws that are currently as responsive to the needs of businesses in Colorado and similar to Delaware laws in all material respects as described herein. Accordingly, the Board of Directors believes that the Delaware law does not now offer corporate law advantages sufficient to warrant the substantial franchise tax burden that results from being incorporated in Delaware. In addition, stockholders in some instances have greater rights and hence more protection under the Colorado Business Corporation Act ("CBCA") than the Delaware General Corporation Law ("DGCL").

PLAN OF MERGER

     The Company will be merged with and into New Corporation (the "Merger") pursuant to a Plan of Reorganization and Agreement of Merger to be entered into by the Company and New Corporation (the "Merger Agreement"). Upon the completion of the Merger, the owner of each outstanding share of Common Stock and Series A Preferred Stock will automatically own one share of New Corporation common stock and one share of Series A Preferred Stock. Each outstanding certificate representing a share of Common Stock and Preferred Stock will continue to represent the same number of shares in New Corporation (i.e., a certificate representing one share of Common Stock and one share of Preferred Stock will then equal one share of New Corporation common stock and preferred stock). THUS, IT WILL NOT BE NECESSARY FOR STOCKHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF NEW CORPORATION. It is anticipated that the Common Stock will continue to be listed on NASDQ without interruption and that delivery of existing stock certificates of the Company will constitute "good delivery" of shares of New Corporation in transactions on the market subsequent to the Merger.

     Under the Merger Agreement, New Corporation's Articles and Bylaws will be the Articles of Incorporation and Bylaws of the surviving corporation. The Articles and Bylaws of New Corporation will be identical in all material respects to those of the Company except as discussed below. See "Differences Between Certificate and New Articles" and "Comparison of Stockholders' Rights" below. In addition, the Company will be subject to the provisions of the CBCA rather than the DGCL. Stockholders are encourage to review the copy of New Corporation's Articles of Incorporation attached hereto as Exhibit A.

NO CHANGE WILL BE MADE IN THE NAME, BUSINESS OR PHYSICAL LOCATION OF THE
COMPANY

     The Change in Incorporation will not result in any significant change in the name, business, management, board of directors, location of the principal executive offices, employee benefit plans, assets, liabilities or net worth of the Company. By operation of law, New Corporation will succeed to all of the assets and assume all of the liabilities of the Company. Persons elected as directors of the Company at the last Annual Meeting will serve as directors of New Corporation.

DIFFERENCES BETWEEN CERTIFICATE AND NEW ARTICLES

     The following summary, which sets forth differences between the two sets of corporate governance documents, does not purport to be a complete statement of all differences between the relevant documents, nor does it purport to be a complete statement of the provisions of the relevant documents which it compares.

     GENERAL. Upon completion of the Merger, the Company's Articles and Bylaws will be governed by Colorado law rather than Delaware law. Similarly, the rights of stockholders of the Company will be determined under Colorado law. Stockholders should recognize that the proposed Change in Incorporation will continue to give the Board of Directors the same relative degree of control over certain types of transactions which may involve a change in control of the Company and, in the interests of the Company and its stockholders, to encourage any such person attempting a change of control to enter into negotiations with the Board of Directors.

     AUTHORIZED CAPITAL STOCK. The Board of Directors is proposing to leave the authorized Common Stock at 80,000,000 shares of Common Stock, par value $0.001 per share. No increase in the authorized Preferred Stock is proposed. The Articles of Incorporation for New Corporation currently authorize Common Stock of 80,000,000 shares and Preferred Stock of 2,000,000 shares of which 700,000 has been designated Series A Preferred Stock.

     INDEMNIFICATION. Delaware and Colorado have similar standards for indemnification. However, under Delaware law, mandatory indemnification, where a person is successful on the merits or otherwise in a proceeding, is available for directors, officers, employees and agents. Under Colorado law, mandatory indemnification by New Corporation is only provided for directors and officers, although New Corporation may indemnify its employees, fiduciaries and agents. Delaware indemnification law also provides that any director, officer, employee or agent who is declared liable by a court may nevertheless seek indemnification from the Company by applying to a court for a court order. Court-ordered indemnification under Colorado law is available only to directors and officers of the Company.

     Under Delaware law, indemnification payments by the Company may only be made on a case-by-case basis upon a determination that indemnification is proper because the standards of conduct set forth under Delaware law have been met. The determination is made by a majority of the directors who are not parties to the proceeding, even if they do not constitute a quorum. If there are no such directors, the determination is made by independent legal counsel or the stockholders of the Company. Under Colorado law, indemnification payments are also subject to a case-by-case determination that Colorado standards of conduct have been met and such a determination is decided by a majority of the Board of Directors, but only when a quorum is present. Only directors who are not party to the proceeding may be counted for satisfying the quorum. If a quorum cannot be obtained, the Board may select a committee of at least two directors not party to the proceeding to make the determination by majority vote. If a quorum cannot be obtained or a committee selected, the determination is made by independent legal counsel or the stockholders of the Company.

     New Corporation's Articles contain the allowable indemnification provisions permitted under Colorado law, just as the Company's Certificate contains those permitted under Delaware law. See Exhibit A hereto.

COMPARISON OF STOCKHOLDERS' RIGHTS

     If the Change in Incorporation is approved by the stockholders of the Company, the rights of the stockholders of New Corporation will be governed by Colorado corporate law rather than Delaware corporate law. Although it is impracticable to compare all of the aspects in which the CBCA and DGCL differ, the following is a discussion of some of the pertinent differences between the Delaware and Colorado corporate law that will affect the stockholders of New Corporation even though they are not contained in the Articles or Bylaws.

     INSPECTION OF BOOKS AND RECORDS. Pursuant to Delaware law, any stockholder who makes a written demand to a company at its registered office in the state or at its principal place of business may inspect and make extracts from the company's stock ledger, its list of stockholders, and other books and records. The stockholder must make his written demand under oath and state a proper purpose for inspection, after which the stockholder, his attorney or other agent will be permitted to make the requested inspection.

     Pursuant to Colorado law, any person who has been a stockholder for three months or holds 5% or more of a company's outstanding stock may, upon written demand stating the purpose, inspect the books, records and list of stockholders. Each Colorado corporation must provide all of its stockholders access to its articles, bylaws, minutes and most recent corporate report, upon written demand of such stockholder made five days in advance.

     STATE ANTI-TAKEOVER STATUTES. Delaware has a law that provides for a three-year delay, from the date an acquirer becomes an "interested stockholder" (i.e., holds 15% or more of the target corporation's voting stock), prior to effecting any business combinations with the acquirer unless the acquirer is able to obtain by his offer 85% of the outstanding voting stock of the target. This restriction does not apply to transactions approved in advance by the board of directors. The statute is waived if the business combination is approved by the board of directors and a vote of two-thirds of the outstanding voting stock. Although the CBCA contains no such statutory provision, New Corporation's Articles contain a provision similar in all material respects to the DGCL statute. See Exhibit C hereto.

     SUPER-MAJORITY VOTE. Colorado law provides that a plan of merger of a Colorado corporation with another corporation must be adopted by the board and submitted to the stockholders with or without a recommendation, except that the board may condition the effectiveness of the plan of merger or share exchange on any basis, including a super-majority vote of all classes of shares entitled to vote. Delaware law provides that a plan of merger must be adopted by the board and submitted to Stockholders who must approve it by a majority vote.

     In November 1998, the Company's shareholders approved a super-majority vote requirement for certain corporate transactions including mergers and acquisitions and the sale of assets. This article is part of the New Corporation's Articles attached hereto as Exhibit A.

ABANDONMENT

     Notwithstanding a favorable vote of the stockholders, the Company reserves the right by action of the Board of Directors to abandon the Change in Incorporation prior to its effectiveness if it determines that such abandonment is in the best interests of the Company. The Board of Directors has made no determination as to any other circumstances which may prompt a decision to abandon the Change in Incorporation.

TAX CONSEQUENCES

     The proposed Change in Incorporation accomplished by a merger will be a tax free reorganization under the Code. Accordingly, (i) no gain or loss will be recognized for federal income tax purposes by the stockholders of the Company as a result; and (ii) the basis and holding period for the stock of New Corporation received by the stockholders of the Company in exchange for the Company's stock will be the same as the basis and holding period of the stock of the Company exchanged therefor. THE CHANGE IN THE STATE OF INCORPORATION WILL HAVE NO FEDERAL INCOME TAX EFFECT ON THE COMPANY OR ON NEW CORPORATION. ALTHOUGH NOT ANTICIPATED, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES TO STOCKHOLDERS MAY VARY FROM THE FEDERAL TAX CONSEQUENCES DESCRIBED ABOVE, AND STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE EFFECT OF THE CHANGE IN INCORPORATION UNDER APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

POSSIBLE DISADVANTAGES OF CHANGE IN INCORPORATION

     Despite the belief of the Board of Directors that the proposed Change in Incorporation is in the best interests of the Company and its stockholders, stockholders should be aware that certain provisions of Colorado law have not been interpreted by Colorado or other courts and may not be upheld should they be challenged. The primary adverse effect of the Change in Incorporation is the lack of predictability resulting from a more limited body of case law interpreting the CBCA as compared to the established body of case law interpreting the DGCL. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. The DGCL and the court decisions construing it are widely regarded as the most extensive and well-defined body of corporate law in the United States, although some commentators believe the Delaware courts establish principles that often create more questions than they resolve. There is substantially less case law in Colorado interpreting the CBCA. For a detailed summary of material differences between Delaware and Colorado corporate law, see "Comparison of Stockholders' Rights" set forth above.

SECURITIES ACT CONSEQUENCES

     The shares of New Corporation to be issued in exchange for shares of the Company are not being registered under the Securities Act of 1933, as amended (the "1933 Act"). In that respect, New Corporation is relying on Rule 145(a)(2) of the Securities and Exchange Commission (the "SEC") under the 1933 Act, which provides that a merger which has as its sole purpose a change in the domicile of the corporation does not involve the sale of securities for purposes of the 1933 Act. After the Merger, New Corporation will be a publicly held company, its common stock is expected to be traded on NASDQ, and it will file with the SEC and provide to its stockholders the same type of information that the Company has previously filed and provided. Stockholders whose stock in the Company is freely tradable before the Merger will continue to have freely tradable shares of the Company. Stockholders holding restricted securities of the Company will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. In summary, the Company and its stockholders will be in the same respective positions under federal securities laws after the Merger as were the Company and its stockholders prior to the Merger.

NO APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS

     Under some circumstances, a stockholder of a Delaware corporation has the right under Delaware law to object to a merger and to demand payment in cash for the fair value of his shares. Such right does not apply in a short-form merger involving the merger of a parent corporation into a wholly owned subsidiary corporation, including the Merger. Consequently, stockholders of the Company will have no appraisal rights with respect to the Merger.

MAJORITY FAVORABLE VOTE REQUIRED

     Consummation of the Merger is subject to approval of the Company's stockholders. If approved, the Merger is expected to become effective as soon as practicable after the Special Meeting. Because the formal action to be taken involves approval of a merger of the Company, as more fully described above, Delaware law requires the favorable vote of at least a majority of all of the outstanding stock of the Company to approve the proposal. A vote for approval of this Proposal 1 will constitute specific approval of the Merger and approval of New Corporation's Articles attached hereto as Exhibit A and described above.

     Approval of the proposed change in the Company's state of incorporation from Delaware to Colorado requires an affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock of the Company entitled to vote at a meeting of the stockholders called for this purpose.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED CHANGE IN THE COMPANY'S STATE OF INCORPORATION FROM DELAWARE TO COLORADO.


                               OTHER ITEMS

     The Board does not intend to present further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                              By Order of the Board of Directors,



                              Geoffrey Ramsey, President

Hamden, Connecticut
April 1, 1999

                                                                EXHIBIT A

                       ARTICLES OF INCORPORATION
                                  OF
                       HOST AMERICA CORPORATION


                               ARTICLE I

     The name of the Corporation is Host America Corporation.


                               ARTICLE II

     The address of the Corporation's registered office in the state of Colorado is 410 17th Street, Suite 1940, Denver, Colorado 80202. The name of its registered agent at such address is John B. Wills.


                               ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the Colorado Business Corporation Act.


                               ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is eighty million (80,000,000) shares, of which two million (2,000,000) shares are to be preferred stock, par value $.001 per share ("Preferred Stock"), and eighty million (80,000,000) shares are to be common stock, par value $.001 per share ("Common Stock").

     (a) Subject to the rights of the holders of any series of Preferred Stock as set forth in any resolution adopted by the Board of Directors pursuant to Section (b) of this Article IV, the holders of the Common Stock shall exclusively hold all of the voting rights in the Corporation, with each holder entitled to one vote on all matters to be voted on by the shareholders for each share of Common Stock held, and the holders of the Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution.

     (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be given a distinguishing designation. The Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights, within the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act, of any series of Preferred Stock before the issuance of any shares of that series, including:

          (1) The distinguishing designation of, and the number of shares of Preferred Stock that shall constitute, such series;

          (2) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

          (3) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and this terms and conditions of such conversion or exchange;

          (4) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

          (5) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          (6) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

          (7) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of' the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

          (8) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

     All shares of a series shall have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series of the same class. Before issuing any shares of a class or series, the preferences, limitations and relative rights of which are determined by the Board of Directors under this section, the Corporation shall deliver to the secretary of state for filing articles of amendment to the Corporation's articles of incorporation (meeting the requirements of Section 7-106-102 of the Colorado Business Corporation Act), which articles shall be effective without shareholder action.

                                ARTICLE V

     The affirmative vote of the holders of not less than 2/3 of the outstanding common stock of the corporation entitled to vote for approval shall be required if (a) this corporation merges or consolidates with any other corporation, or if (b) this corporation sells or exchanges all or a substantial part of its assets to or with any other corporation, or if (c) this corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of any other corporation, or securities issued by any other corporation, or in a merger of any subsidiary of this corporation (80% or more of the common stock of which is held by this corporation) with or into any other corporation; provided, however, that the foregoing shall not apply to any plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or other securities which was approved (or adopted) and recommended without condition by the affirmative vote of not less than two-thirds of the directors, nor shall it apply to any such transaction solely between this corporation and another corporation 50% or more of the voting stock of which is owned by this corporation. The Board of Directors shall be permitted to condition its approval (or adoption) of any plan of merger or exchange of assets, or issuance or delivery of stock or securities upon the approval of holders of 2/3 of the outstanding stock of this corporation entitled to vote on such plan of merger or consolidation, or sale or exchange of assets, or issuance or deliver of stock or securities.

                               ARTICLE VI

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


                               ARTICLE VII

     There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director's duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


                              ARTICLE VIII

     The number of directors which shall constitute the whole board of directors shall be fixed from time to time by the bylaws of the Corporation.


                               ARTICLE IX

     The name and mailing address of the person who is to serve as the initial director of the Corporation until the first annual meeting of shareholders of the Corporation, or until his successors are elected and qualified, are set forth below:

          Name                Address
          ----                -------
          John B. Wills       410 17th Street, Suite 1940
                              Denver, Colorado 80202

                                ARTICLE X

     The name and mailing address of the incorporator are as follows:

          Name                Address
          ----                -------
          John B. Wills       410 17th Street, Suite 1940
                              Denver, Colorado 80202


                               ARTICLE XI

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, alter or repeal the bylaws of the Corporation.


                               ARTICLE XII

     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

     Meetings of shareholders may be held at such place, either within or without the State of Colorado, as may be designated by or in the manner provided in the bylaws. The books of the Corporation may be kept (subject to any provision contained in the statutes of the State of

Colorado) outside the State of Colorado at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.


                              ARTICLE XIII

     (a)  As used in this Article, the term:

          (1) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          (2) "Associate," when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

          (3)  "Business Combination," means:

               (i) any merger, consolidation or plan of share exchange involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) an Interested Shareholder (as hereinafter defined), or (B) with any other corporation, partnership, unincorporated association or other entity if the merger, consolidation or plan of share exchange is caused by the Interested Shareholder and as a result of such merger, consolidation or plan of share exchange subsection (b) of this Article is not applicable to the surviving entity;

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately with all other shareholders of the Corporation, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

               (iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to an Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (D) any issuance or transfer of stock by the Corporation; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;

               (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Shareholder; or

               (v) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

          (4) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

          (5) "Interested Shareholder" means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder, and the Affiliates and Associates of such person; provided, however, that the term "Interested Shareholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (6) "person" means any individual, corporation, partnership, unincorporated association or other entity.

          (7) "stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

          (8) "voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

          (9) "owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its Affiliates or Associates:

               (i)  beneficially owns such stock, directly or indirectly;
     or

               (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

               (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph
     (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.

     (b) Notwithstanding any other provisions contained in these Articles, the Corporation shall not engage in any Business Combination with any Interested Shareholder for a period of three (3) years following the time that such shareholder became an Interested Shareholder, unless:

          (1) Prior to such time the Board of Directors of the Corporation approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder;

          (2) Upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (3) At or subsequent to such time the Business Combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the Interested Shareholder.

     (c)  The restrictions contained in this Article shall not apply if:

          (1) The Corporation, by action of the shareholders, adopts an amendment to these Articles of Incorporation expressly repealing this Article; provided that, in addition to any other vote required by law, such amendment to the Articles of Incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any Business Combination between the Corporation and any person who became an Interested Shareholder of the Corporation on or prior to the date of such adoption;

          (2) A shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the 3-year period immediately prior to a Business Combination between the Corporation and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

          (3) The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under the Colorado Business Corporation
Act of a proposed transaction which (i) constitutes one of the transactions described in the 2nd sentence of this paragraph; (ii) is with or by a person who either was not an Interested Shareholder during the previous 3 years or who became an Interested Shareholder with the approval of the Corporation's Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were directors prior to any person becoming an Interested Shareholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to
(x) a merger, consolidation or plan of share exchange involving the Corporation (except for a merger in respect of which, pursuant to Section
7- 111-104 of the Colorado Business Corporation Act or any successor provision thereto, no vote of the shareholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority- owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or
(z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days' notice to all Interested Shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the 2nd sentence of this paragraph.

     (d) No provision of the Articles of Incorporation or bylaw shall require, for any vote of shareholders required by this section, a greater vote of shareholders than that specified in this section.


                               ARTICLE XIV

     Except as specifically provided otherwise herein, the Corporation may amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Colorado and may add additional provisions authorized by such laws as are then in force. All rights conferred upon the directors or shareholders of the Corporation herein or in any amendment hereof are granted subject to this reservation.

     IN WITNESS WHEREOF, I, the undersigned (who, if a natural person is over the age of 18 years), being the incorporator designated in Article IX of the foregoing Articles of Incorporation, have executed said Articles of Incorporation as of the ______ day of _______________, 1999.



                                   ___________________________________
                                   John B. Wills, Incorporator

     The undersigned consents to the appointment as the initial registered agent of Host America Corporation.


                                   ___________________________________
                                   John B. Wills

                                                                EXHIBIT B

                           ARTICLES OF MERGER
                           ------------------


     The undersigned corporations, Host America Corporation., a Colorado corporation ("Host Colorado"), and Host America Corporation, a Delaware corporation ("Host Delaware"), pursuant to Section 7-7-104 of the Colorado Revised Statutes, adopt the following Articles of Merger:

     ARTICLE 1. On the effective date, Host Delaware shall merge with and into Host Colorado and the separate existence of Host Delaware shall cease pursuant to the terms of the Merger Agreement and Plan of Reorganization attached hereto as EXHIBIT A ("Merger Agreement"), and Host Colorado shall continue as the surviving corporation.

     ARTICLE 2. The Merger Agreement was approved by the shareholders of Host Delaware at a duly called and properly held Meeting of Shareholders. At the time of the adoption of the Merger Agreement there were 1,130,000 shares of the common stock of Host Delaware issued and outstanding. Of these shares, _____________________shares (________
percent) were voted in favor of the adoption of the Merger Agreement. The number of shares voted for the Merger Agreement was sufficient for approval.

     ARTICLE 3. Host Delaware owns 100% of the Common Stock of Host Colorado and as the sole shareholder approved the Merger Agreement for Host Colorado.

     ARTICLE 4. The effective time and date of the merger shall be 5:01 p.m. Eastern Daylight Time, April 30, 1999.

     ARTICLE 5. The Articles of Incorporation of Host Colorado shall be amended as of the effective time and date recited above as follows:

                                ARTICLE I

     The name of the Corporation is Host America Corporation.


     IN WITNESS WHEREOF, these Articles of Merger have been signed and verified by the duly authorized officers of Host Colorado and Host Delaware on this 30th day of April, 1999.

                    HOST AMERICA CORPORATION


                    By:__________________________________________
                                                , _____ President

                    By:__________________________________________
                                                      , Secretary


                    HOST AMERICA CORPORATION



                    By:__________________________________________
                                                , _____ President


                    By:__________________________________________
                                                      , Secretary

PROXY                                                               PROXY
-----                                                               -----


                        HOST AMERICA CORPORATION
                   SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD
                             APRIL 30, 1999

The undersigned hereby constitutes and appoints Geoffrey W. Ramsey and David J. Murphy, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the $.001 par value Common Stock of Host America Corporation, a Delaware corporation at the Special Meeting of Shareholders to be held at Two Broadway, Hamden, Connecticut at 10:00 a.m. Eastern Time, on April 30, 1999, and any and all adjournments thereof, for the following purposes:

1. To approve the change of the Company's state of incorporation from Delaware to Colorado;


          [   ]  For          [   ]  Against      [   ]  Abstain

2. To transact such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares and heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF
SHAREHOLDERS TO THE UNDERSIGNED.

                                  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, Proxy Statement and Special Report to Shareholders furnished therewith.

                                  Dated: ______________________________, 1999


                                  ___________________________________________

                                  ___________________________________________
                                           Signature(s) of Shareholder(s)

                                  Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOST AMERICA CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO HOST AMERICA
CORPORATION, TWO BROADWAY, HAMDEN, CONNECTICUT 06518. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.